EXECUTIVE RETENTION AGREEMENT


     THIS RETENTION AGREEMENT ("Agreement") is made as of the 21st day of January, 2003, by and between Jack in the Box Inc., a Delaware corporation (the "Company"), and Gary J. Beisler ("Executive") in connection with the Company's acquisition of Qdoba Restaurant Corporation ("Qdoba") by the Company (the "Acquisition").

     1. EMPLOYMENT. The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, during the term of this Agreement, as President and Chief Executive Officer of Qdoba Restaurant Corporation, its wholly-owned subsidiary. Executive will perform the duties normally associated with those offices and such other duties not inconsistent therewith as are reasonably assigned to him by the Chief Executive Officer (CEO) of the Company.

     2. RESPONSIBILITIES  OF  EMPLOYMENT.  During  the  term of his  employment,
Executive:

        (a) shall diligently and faithfully serve the Company in the capacities described above, and shall devote his best efforts and full business time and attention to the advancement of the Company's interests;

        (b) shall diligently and faithfully carry out the policies, programs and directions of the CEO of the Company;

        (c) shall fully cooperate with such other officers of the Company as may be elected or appointed by the CEO of the Company; and

        (d) shall report to the CEO of the Company.

     3. COMPENSATION. The Company will compensate Executive for his services during the term of this Agreement as follows:

        (a) Base Compensation. The Company shall pay to Executive as initial minimum base compensation during Qdoba's 2003 Fiscal Year (terms capitalized but not otherwise defined are used as defined in Exhibit A) salary at the weekly rate of $4,326.92, annualized to $225,000 per year, payable in accordance with the Company's normal payroll schedule. Executive's salary for subsequent Fiscal Years shall be determined by the Company's CEO.

        (b) Bonus. For Fiscal Year 2003, Executive shall have the opportunity to earn a bonus based on agreed performance levels measured by Qdoba's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Qdoba's fiscal year 2003 and will be calculated as follows:


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        Level                  Bonus                   EBITDA (in millions)
        -------        --------------------           --------
        Level 1          0% of Base Salary             $ 2.00
        Level 2         15% of Base Salary             $ 2.25
        Level 3         30% of Base Salary             $ 2.50
        Level 4         50% of Base Salary             $ 2.75
        Level 5         75% of Base Salary             $ 3.10
        Level 6        100% of Base Salary             $ 3.50
        Level 7        125% of Base Salary             $ 4.00

Bonus will be prorated between levels but may not exceed 125% of base salary.

Executive's bonus opportunity for subsequent Fiscal Years shall be established annually by the Company, after consultation with Executive, and shall be communicated to Executive in writing not later than 60 days after the Fiscal Year in respect of which the bonus may be earned. Any bonus payable under this Agreement shall be paid to Executive in a single lump sum, subject to appropriate withholding and payroll tax deductions, not later than the 30th day of the Fiscal Year immediately following the year in which the bonus is earned.

        (c) Benefits. Executive shall be entitled to continue his participation in all benefit plans maintained by Qdoba Restaurant Corporation, including (with out limitation) the health and life insurance plan, dental plan, vacation plan, flexible spending account and the short- and long-term disability plans with the cancer and critical illness plan. The terms of any such plan shall be determined in the sole discretion of the Company; provided, however, that the Company will cause any benefit provided to Executive on the date immediately preceding the effective date of the Acquisition to be continued on a substantially equivalent basis until September 30, 2003. During the term of this Agreement, Executive will be entitled to the additional benefits under the following plans or arrangements:

                (i) The Jack in the Box Retirement Plan which is a non-contributory defined benefit plan providing an annual single life pension at retirement equal to 1%(all service) of final average pay (FAP)(high consecutive five of the last 10 years), plus .4% (maximum 35 years) of FAP in excess of covered compensation (average of participant's Social Security taxable wage base for the 35 year period ending in the year the participant attains or will attain Social Security retirement age) times years of service. Participation in the Plan is automatic upon completion of one year of service and vesting occurs after five years of service.

                (ii)   The  Jack in  the Box Supplemental  Executive  Retirement
Plan (SERP) under which a participant receives additional retirement benefits. SERP benefits are payable if the single life equivalent of Company-sponsored plans (JIB Retirement; EDCP) is less than 60% of final average pay
(FAP) (Average  of highest 5 of last 10 years) times  service divided by twenty.

                (iii) As a highly compensated employee, Executive is eligible to participate in the Executive Deferred Compensation Plan (EDCP) which is a non-qualified, pre-tax deferred contribution plan. Participants may contribute up to 50% of base salary and 100% (with applicable taxes) of bonus in whole percentages. The Company matches 100% of the first 3% of deferred base and bonus pay. The plan is unfunded.


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                (iv)   Executive  is   eligible  for   the   Executive   Medical
Reimbursement Plan, which reimburses deductible, co-insurance and amounts above the usual and customary limits, for services covered under the Choice Plus Plan.

        (d) Reimbursement of Expenses. Executive shall be entitled to reimbursement of ordinary and necessary out-of-pocket expenses reasonably incurred by him on behalf of the Company in the course of performing his duties hereunder, upon furnishing appropriate documentation relative to such expenses in form and substance satisfactory to the Company and subject to the Company's expense reimbursement policies as in effect from time to time.

        (e) Vacations. Executive shall be entitled to three weeks paid vacation each Fiscal Year, subject to Qdoba's general vacation policy as in effect from time to time.

        (f) Automobile Allowance. Executive will be paid a $12,000 yearly car allowance, payable quarterly and shall be responsible for operating and maintenance expenses.

     4. EQUITY-BASED  COMPENSATION.  Subject  to the  approval of the  Company's
Board of Directors, Company and Executive shall enter into a Stock Option Agreement of even date herewith pursuant to which the Company grants to Executive options to purchase up to 20,000 shares of the Company's common stock pursuant to the 2002 Employee Stock Incentive Plan. Such Stock Option Agreement shall provide vesting in equal installments while Executive is an employee of the Company or any of its Affiliates over a four-year period that begins with the Effective Date of this Agreement and a per share exercise price that is the closing price for a share of the Company's common stock on the NYSE on the Effective Date of the Agreement. Also subject to the approval of the its Board of Directors, the Company shall grant Executive 25,000 shares of the Company's restricted stock subject to the terms of the Jack in the Box Inc. Executive Stock Ownership Plan.

     5. TERM.   The  initial  term  of this  Agreement  shall  be for two  years commencing on the closing of the Qdoba acquisition. Thereafter, this Agreement may, at the option of the Company, be renewed for an additional one-year term.

     6. SEVERANCE. If Executive's employment with the Company is terminated before the end of the term of this Agreement or any renewal thereof, the Company shall pay to Executive his salary pursuant to Paragraph 3(a) through the date of termination and shall reimburse Executive pursuant to Paragraph 3(d) for expenses incurred prior to the termination, but shall have no obligation to pay any severance or other compensation after the date of termination except as specifically provided in this Section 6. If Executive's employment is terminated prior to the end of the term of this Agreement (i) by the Company without Cause, or (ii) by Executive following a Constructive Termination, the Company will pay Executive severance equal to his then current salary under Paragraph 3(a) for the "Severance Period." For that purpose, the Severance Period shall be (A) one year after the effective date of the termination if the termination occurs under clause (i) or (ii) of the preceding sentence and the effective date of the termination is within 180 days after the acquisition of Qdoba Restaurant Corporation by Jack in the Box Inc., (B) six months after the effective date of the termination if the termination occurs under clause (i) or (ii) of the

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preceding  sentence and the effective date of the  termination is not within 180 days after the Effective Date of the acquisition of Qdoba Restaurant Corporation by Jack in the Box Inc. Severance shall be payable in installments over the Severance Period equal to the salary payments that Executive would have received had he been employed during that period. If severance is payable, the Company shall also continue Executive's health insurance coverage (or make COBRA payments for Executive) for the Severance Period under such plans as are from time to time maintained by the Company during that period. Executive shall not be entitled to any bonus in respect of the Fiscal Year in which his employment is terminated for any reason, but no termination shall affect Executive's right to receive a bonus earned in respect of a prior Fiscal Year. Executive's right to receive severance and health insurance coverage (i) shall be contingent upon Executive's execution of a release of all claims against the Company (other than the right to receive severance and health insurance coverage) in form and substance and under procedures reasonably delivered by the Company to be adequate to effectively waive all such claims under applicable laws and (ii) shall automatically terminate upon any breach by Executive of Section 7 or 8 of this Agreement.

     7. PROTECTIVE COVENANTS.

        (a) Non-Competition and Non-Solicitation. Executive agrees that, with out the Company's prior written consent, within the Territory and during the Non-Competition Period, he will not:

                (i) directly or indirectly, manage, operate, control, accept employment with, or consult for, or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to any individual, entity or enterprise engaged in the Business;

                (ii)   interfere  with   any  contractual   or  other   business
relationships of Company or any of its Affiliates; or

                (iii) solicit for employment any employee or officer of the Company or any of its Affiliates, or any person who had been an employee or officer of the Company or any of its Affiliates within one year prior to such solicitation, on behalf of Executive or any other Person (other than the Company or one of its subsidiaries) or otherwise interfere with the employment relationship between the Company or any of its Affiliates, on the one hand, and any of the employees or officers of the Company or its Affiliate, on the other hand.

        (b) Judicial Modification. Executive acknowledges and agrees that the restrictions set forth in this Agreement are reasonable and necessary in duration and scope to protect the legitimate interests and expectations of the Company and intends that this Agreement shall be enforceable in accordance with its terms throughout the Territory. Without limiting the generality of the foregoing, Executive acknowledges that the Company intends to expand its operations, directly or through franchises, throughout the Territory and that any breach of this Paragraph 7 anywhere in the Territory would therefore damage the Company, whether or not it then had operations in the geographic area where the breach occurred. If, contrary to the agreement and intent of the parties, a court of competent jurisdiction should find that any restriction set forth herein is unenforceable as written, whether because it is impermissibly broad in scope or long in duration or otherwise, the parties intend and agree that such

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
restriction shall be deemed modified to the minimum extent necessary to render it enforceable and shall be enforced as so modified.

        (c) Permitted Activities. Nothing herein contained shall prohibit Executive from owning securities of a publicly traded corporation so long as Executive's beneficial ownership, determined under the beneficial ownership rules under the Securities Exchange Act of 1934, as amended, does not exceed 2% of the outstanding securities of any class of such corporation.

        (d) Injunctive Relief. It is acknowledged and agreed that irreparable injury will result to the Company, its businesses and property in the event of a breach of this Paragraph 7, that damages caused by such breach would be difficult if not impossible to ascertain, and that any remedy at law for such breach by Executive will be inadequate. The Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damage to the Company, to prevent or stop any such breach.

     8. CONFIDENTIALITY. As used in this Agreement, Confidential Information means any information concerning the Company or any Affiliate of the Company that is not ordinarily provided to Persons who are not employees of the Company except pursuant to a confidentiality agreement, provided that any information that is or becomes publicly known other than as a result of a breach of this Agreement by Executive shall not be or shall cease to be Confidential Information. Executive shall not disclose Confidential Information to any Person other than an officer, director or employee of the Company who needs to know such information in his or her capacity as such. Executive shall not use Confidential Information for any purpose other than the performance of his duties as an officer, director or employee of the Company. Nothing in this Agreement will prohibit Executive from disclosing Confidential Information as necessary to comply with valid legal process or to fulfill a legal duty of Executive, but Executive shall give the Company prompt notice of such process or Executive's intent to disclose pursuant to such legal duty (other than the filing of a tax return or other required periodic report) so that the Company may take such steps as it deems appropriate to limit or protect the Confidential Information to be disclosed.

     9. INDEMNITY.

        (a) Indemnification. The Company and Executive have entered into an Indemnity Agreement, attached hereto as Exhibit B and incorporated herein by reference as if fully set forth.

        (b) Advancement of Expenses. In the event that Executive becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which the Company is permitted or required to indemnify him under this Agreement, any applicable bylaw or charter provision of the Company, any resolution of the Company, or any applicable statute, the Company will, to the fullest extent permitted by law, advance all

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
Expenses incurred by Executive in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Company of a written undertaking from Executive to reimburse the Company for all Expenses actually paid by the Company to or on behalf of Executive in the event it shall be ultimately determined that the Company is not obligated to indemnify Executive for such Expenses, and to assign to the Company all rights of Executive to indemnification under any policy of directors, and officers, liability insurance to the extent of the amount of Expenses actually paid by the Company to or on behalf of Executive.

        (c) Litigation. Unless precluded by an actual conflict of interest, the Company will have the right to control the defense of any claim covered by this Paragraph 9, using counsel selected by the Company and reasonably satisfactory to Executive. In the event that a conflict of interest prevents the Company from defending the claim, Executive shall do so at the Company's expense with counsel reasonably satisfactory to the Company, but the Company shall be entitled to participate in the defense. The Company shall not settle any claim defended by it unless the settlement includes an unconditional release of Executive from liability thereon or unless Executive consents to the settlement, which consent shall not be unreasonably withheld or delayed. Executive shall not settle any claim defended by Executive without the consent of the Company, which consent shall not be unreasonably withheld or delayed. If the Company wishes to accept any settlement offer with respect to a claim and Executive refuses to consent, the Company shall not be obligated to indemnify Executive beyond the amount of the settlement so offered. Each party shall promptly notify the other party of, and at all times keep the other informed with respect to, any claim covered by this Paragraph 9.

     10. ARBITRATION. Any disputes arising out of this Agreement or connected with Executive's employment shall be submitted by Executive and the Company to arbitration in Denver, Colorado. The arbitration shall be conducted by the Judicial Arbiter Group or, if the Judicial Arbiter Group is not available, by the American Arbitration Association or another arbitral body selected by the parties. The determination of the arbitrator shall be final and absolute. Notwithstanding this arbitration provision, the Company shall be entitled to apply to any court of competent jurisdiction for temporary or permanent injunctive relief or other equitable relief to enforce Paragraph 7 or 8. The decision of the arbitrator may be entered as a judgment in any court of competent jurisdiction.

     11. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The titles of the paragraphs have been inserted as a matter of convenience of reference only and shall not be construed to control or affect the meaning or construction of this Agreement.

     12. SEVERABILITY. In the event that any portion of this Agreement is found to be in violation of or conflict with any federal or state law, the parties agree that said portion shall be modified only to the extent necessary to enable it to comply with such law.

     13. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other; provided that the Company may, without

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
such consent, assign this Agreement to any Person that acquires all or substantially all of its assets or otherwise succeeds to all or substantially all of its business and operations.

     14. NOTICES. All notices given under this Agreement shall be in writing. Any notice may be transmitted by any means selected by the sender. A notice that is mailed to a party at its address given below, registered or certified mail, return receipt requested, with all postage prepaid, will be deemed to have been given and received on the earlier of the date reflected on the return receipt or the third business day after it is posted. Any notice sent by facsimile transmission to a party at its facsimile number given below shall be deemed to have been given and received upon confirmation of transmission by the sender's facsimile machine. Any notice transmitted by recognized overnight courier service to a party at its address given below shall be deemed given and received on the first business day after it is delivered to the courier. Any notice given by any other means shall be deemed given and received only upon actual receipt. The addresses and facsimile numbers of the parties for notice purposes are as follows:

         If to the Executive:

         Gary J. Beisler
         20725 Wagon Tongue Way
         Morrison, CO  80465
         Facsimile No.: 303-697-3933

         If to the Company:

         Jack in the Box Inc.
         c/o Lawrence Schauf G.C.
         9330 Balboa Avenue
         San Diego, CA  92123
         Facsimile No.:  858-694-1545


Any person may change its address or facsimile number for notice purposes, or add additional persons to whom copies of any notice should be sent, by written notice to the other party.

     15. ENTIRE AGREEMENT. This Agreement is the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the subject matter hereof, whether oral or written, including the prior Executive Employment Agreement. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validly executed by the parties hereto or part of a formal benefit plan.




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

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                      JACK IN THE BOX INC.



                              By:       /S/ ROBERT J. NUGENT
                                        ----------------------------------------
                              Name:     Robert J. Nugent
                                        ----------------------------------------
                              Title:    Chief Executive Officer and President
                                        ----------------------------------------

                              EXECUTIVE



                              /S/ GARY J. BEISLER
                              -------------------------------------------------
                              Gary J. Beisler
















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                                    EXHIBIT A

                                   Definitions


     As used in the Executive Employment Agreement between Jack in the Box Inc. and Gary J. Beisler dated as of January 21, 2003 (the "Agreement"), the following terms have the indicated meanings:

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through ownership of voting securities, by contract, or otherwise.

     "Business" means the ownership, franchising or operation of any Mexican concept restaurant, whether similar or dissimilar to the concept of the Company's restaurants.

     "Cause" means (i) a material breach of this Agreement by Executive which, if curable, has not been cured within 15 days after notice from the Company,
(ii) theft from or other  dishonesty  involving  the  Company by the  Executive,
(iii) the commitment of a crime involving moral turpitude or constituting a felony, (iv) gross negligence or willful misconduct with respect to the business of the Company, (v) the failure of Executive to perform his duties under this Agreement with the same degree of skill, attention and care that he has exercised in the performance of his duties to the Company prior to the date of this Agreement, and (vi) death.

     "Change of Control" means the occurrence of one or more of the following events:

        (i)   any person or entity or group (as that term is used in  Section 13
(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities (in each case, a "Beneficial Owner"), in a single transaction or through a series of related transactions, shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors;

        (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any Beneficial Owner (other than any wholly owned subsidiary of the Company);

        (iii) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any Beneficial Owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

        (iv) the adoption of a plan leading to the liquidation or dissolution of the Company.

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

     "Constructive Termination" means (i) a reduction in Executive's salary below the minimum amount required by Paragraph 3(a) of the Agreement, (ii) the removal of Executive from or the failure to appoint Executive to either of the offices described in Paragraph 1 of the Agreement, (iii) the reduction or reassignment of duties and responsibilities normally associated with the offices described in Paragraph 1 of the Agreement, without Executive's consent, to an extent that makes it impracticable for Executive to perform the functions of these offices, (iv) any other material breach of the Agreement by the Company which, if curable, has not been cured within 15 days after notice from Executive or (v) any requirement by the Company that Executive office outside the Denver, Colorado metropolitan area.

     "Fiscal Period" means a 28-day fiscal period used by Qdoba for financial reporting purposes.

     "Fiscal Year" means the fiscal year of Qdoba for financial reporting purposes, consisting of 13 Fiscal Periods.

     "Non-Competition Period" means the period beginning on the date of this Agreement and ending on the first anniversary of the termination of Executive's employment with the Company.

     "Person" means any individual and any corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "Territory" means the United States of America and Canada.








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